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EXHIBIT 11- STATEMENTS RE: COMPUTATION OF PER SHARE EARNINGS

                     HERITAGE FINANCIAL HOLDING CORPORATION
                                AND SUBSIDIARIES

                    COMPUTATION OF EARNINGS PER COMMON SHARE


The following tabulation presents the calculation of basic and diluted earnings per common share for the three-month and six-month periods ended June 30, 2001 and 2000.

                                                    Three Months                     Six Months
                                                   Ended June 30,                  Ended June 30,
                                             ---------------------------     --------------------------
                                                              Heritage                       Heritage
                                             Consolidated     Bank Only      Consolidated    Bank Only
                                                 2001           2000             2001           2000
                                             ------------    -----------     ------------    ----------
BASIC EARNINGS PER SHARE:
  Net income...............................  $   430,311     $   435,084     $   848,793     $  858,142
                                             -----------     -----------     -----------     ----------
  Earnings on common shares................  $   430,311     $   435,084     $   848,793     $  858,142
                                             -----------     -----------     -----------     ----------
  Weighted average common shares
    outstanding - basic....................    8,481,901       8,442,133       8,478,974      8,156,788
                                             -----------     -----------     -----------     ----------
  Basic earnings per common share..........  $      0.05     $      0.05     $      0.10     $     0.11
                                             -----------     -----------     -----------     ----------

DILUTED EARNINGS PER SHARE:
  Net income...............................  $   430,311     $   435,084     $   848,793     $  858,142
                                             -----------     -----------     -----------     ----------
  Weighted average common shares
    outstanding - diluted..................   10,549,628      10,325,554      10,489,509      9,951,498
                                             -----------     -----------     -----------     ----------
  Diluted earnings per common share........  $      0.04     $      0.04     $      0.08     $     0.09
                                             -----------     -----------     -----------     ----------


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